J. B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site:  www.jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 21, 2005

          The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held April 21, 2005, at 10:00 a.m. (CDT) at the Company’s headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas, for the following purposes:

(1)	To elect four (4) Class I Directors for a term of three (3) years each and one (1) Class II Director for a term of one (1) year

(2)	To approve an increase in authorized shares

(3)	To amend the Company’s Management Incentive Plan

(4)	To transact such other business as may properly come before the meeting or any adjournments thereof

          Only stockholders of record on January 31, 2005, will be entitled to vote at the meeting or any adjournments thereof.  The stock transfer books will not be closed.

          The 2004 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors

JOHNELLE D. HUNT
Secretary

Lowell, Arkansas
March 18, 2005

YOUR VOTE IS IMPORTANT
PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

          Your vote is important.  You can save the Company the expense of a second mailing by voting promptly.  Stockholders of record can vote by telephone, on the Internet, by mail or by attending the Meeting and voting by ballot as described below.  (Please note: if you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

          The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or on the Internet, you do not need to return your proxy card.  Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. on April 20, 2005.

Vote by telephone

          You can vote by calling the toll-free telephone number on your proxy card.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet

          You also can choose to vote on the Internet. The website for Internet voting is www.eproxyvote.com/jbht.  As with the telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Mail

          If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to EquiServe Trust Company, N.A,. in the postage-paid envelope provided.  If the envelope is missing, please mail your completed proxy card to J.B. Hunt Transport Services, Inc., c/o EquiServe Trust Company, N.A., P. O. Box 8078, Edison, New Jersey 08818-9271.

Voting at the Annual Meeting

          The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

          All shares that have been properly voted and not revoked will be voted at the Annual Meeting.  If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

J. B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site:  www.jbhunt.com

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of J.B. Hunt Transport Services, Inc.  (the “Company”), for use at the Annual Meeting of Stockholders.   This Proxy Statement was first mailed to stockholders of the Company on March 18, 2005.

          This introduction is a summary of selected information from this Proxy Statement and may not contain all of the information that is important to you.  To better understand the nominees being solicited for Directors and the proposals which are submitted for a vote, you should carefully read this entire document and other documents to which we refer.

          The proxies being solicited hereby are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company.  The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record.  Solicitations of proxies may be made personally or by telephone or telegraphic communications, by Directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

When and Where Is the Annual Meeting?

Date:	Thursday, April 21, 2005
Time:	10:00 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices
1st Floor Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

What Is the Purpose of the Annual Meeting?

          At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying Notice of Annual Meeting, including the election of Directors, the approval of an increase in the number of authorized shares of the Company, and the amendment of the Company’s Management Incentive Plan.  In addition, the Company’s management will report on the performance of the Company during calendar year 2004.

Who Is Entitled to Vote?

          Only stockholders of record at the close of business on the record date, January 31, 2005, are entitled to receive the Notice of Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting or at any postponement or adjournment of the Meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted on.

Who Can Attend the Meeting?

          All stockholders as of the record date, or their duly appointed proxies, may attend the Meeting, and each may be accompanied by one guest.  Seating is limited and will be on a first-come, first-served basis.  Registration will begin at 9:30 a.m. and seating will be available at approximately 9:30 a.m.

No cameras, electronic devices, large bags, briefcases or packages will be permitted at the Meeting

          Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What Constitutes a Quorum?

          The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business.  As of the record date, 81,029,821 shares of common stock of the Company were outstanding.  Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.

Can a Stockholder Nominate a Director?

          The Nominating and Corporate Governance Committee of the Board of Directors will consider a candidate properly and timely recommended for Directorship by a stockholder or group of stockholders of the Company.  The recommendation must be submitted by one or more stockholders that own individually, or as a group beneficially, 2% or more of the outstanding common stock. Stockholder recommendations must be submitted to the Chairman of the Nominating and Corporate Governance Committee in writing via Certified U.S. mail not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting.  Recommendations must be addressed as follows:

J.B. Hunt Transport Services, Inc.
Chairman, Nominating and Corporate Governance Committee
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745
DIRECTOR CANDIDATE RECOMMENDATION

Generally, candidates for Director positions should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements
•	the highest character and integrity and a reputation for working constructively with others
•	sufficient time to devote to meetings and consultation on Board matters
•	freedom from conflicts of interest that would interfere with performance as a Director

          The full text of the Company’s “Policy Regarding Director Recommendations by Stockholders” and “Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy” is published on the Company’s website at www.jbhunt.com and can be found under the caption “Who We Are”/“Investor Relations”/“Corporate Governance.”

How Can I Communicate Directly with the Board?

          Stockholder communications to the Board of Directors, any Committee of the Board of Directors, or any individual Director must be sent in writing via Certified U.S. mail to the Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.
Attention:  Corporate Secretary
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745

          The Company’s “Stockholder Communications Policy” is published on the Company’s website at www.jbhunt.com and can be found under the caption “Who We Are”/“Investor Relations”/“Corporate Governance.”

How Do I Vote?

          The enclosed proxy card indicates the number of shares you own.  There are four ways to vote:

•	By Internet at www.eproxyvote.com/jbht We encourage you to vote this way
•	By toll-free telephone at the number shown on your proxy card
•	By completing and mailing your proxy card
•	By written ballot at the Meeting

          If you vote by Internet or telephone, your vote must be received before midnight of the day before the Meeting.  Your shares will be voted as you indicate.  If you do not indicate your voting preferences, Wayne Garrison and Kirk Thompson will vote your shares FOR  Proposals 1, 2 and 3.

          If you Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card

          If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct.  If you attend the Meeting, you may deliver your completed proxy card in person.  Proxies duly executed and returned by a stockholder, and not revoked prior to or at the Meeting, will be voted in accordance with the instructions thereon.

          If your shares are held in “street name,” you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or Internet.

What Are the Board’s Recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with each proposal in this Proxy Statement.  In summary, the Board recommends a vote:

•	For the election of the nominated slate of Directors (see page 8)
•	For the authorization to increase the number of authorized shares (see page 25)
•	For the amendment of the Company’s Management Incentive Plan (see page 26)

          As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting.  With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What Vote Is Required to Approve Each Proposal?

•

Election of Directors.  The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more of the Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•

Other Proposals.  For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

          If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I Change My Vote After I Return the Proxy Card?

          Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

* * * * * * * * * * * * * *

You Should Carefully Read this Proxy Statement in its Entirety

* * * * * * * * * * * * *

INFORMATION ABOUT THE BOARD

          The Board of Directors is currently divided into three classes, each having three year terms that expire in successive years.   The term of office of Directors in each class expires at the Annual Meeting held on the following dates:

Class	Year Term Expires

Class I	2005
Class II	2006
Class III	2007

          The shares represented by your proxy will be voted at the 2005 Annual Meeting for the election of all nominees unless you instruct otherwise.  If any of them should become unavailable to serve as a Director before the election, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

RETIRING DIRECTORS

          On December 31, 2004, Mr. J. B. Hunt, founder and Senior Chairman of the Board, submitted his resignation.   Mr. Gene George, an original investor and founding Director of the Company, also tendered his resignation on December 31, 2004. The Company wishes to express its sincere gratitude to these gentlemen for the many years of service and great vision each has contributed in making J.B. Hunt Transport Services, Inc. the company it is today.

PROPOSAL ONE

ELECTION OF DIRECTORS

          The Board of Directors proposes that the nominees for Class I Directors described below be re-elected for a new term of three years and until their successors are duly elected and qualified.  All nominees are currently serving as Class I Directors.

          The Board of Directors also recommends the election of Coleman H. Peterson to serve as a Class II Director for a one year term.   Mr. Peterson was appointed in May 2004 to fill a Class II vacancy on the Board.  His term, if elected, will expire at the Annual Meeting held in 2006, at the same time the terms of the current Class II Directors expire.

          Each of the nominees has consented to serve the term for which he or she is nominated.

The Board of Directors Recommends that Stockholders Vote
FOR
Each of the Nominees Listed Herein

NOMINEES FOR DIRECTOR

CLASS I – For Term Expiring 2008

Johnelle D. Hunt	Director Since 1993

Mrs. Hunt, age 73, is the Corporate Secretary of the Company.  Serving as Credit Manager from 1962 to 1987, she was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988, at which time she was elected Corporate Secretary.  Johnelle D. Hunt is the wife of founder and former Senior Chairman of the Board, J. B. Hunt, and the mother of Bryan Hunt.

Kirk Thompson	Director Since 1985

Mr. Thompson, age 51, is President and Chief Executive Officer of the Company.  Mr. Thompson, a certified public accountant, joined the Company in 1973.  He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Leland E. Tollett	Director Since 2001

Mr. Tollett, age 68, is a private investor. He served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998, when he retired and became a consultant to that company.  A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995.  He first became a board member of Tyson Foods, Inc. in 1984 and continues to serve in that capacity.

John A. White	Director Since 1998

Dr. White, age 65, is Chancellor of the University of Arkansas, a position he has held since July 1997.   A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University.  Dr. White is a member of the National Academy of Engineering, Director of the Malcolm Baldridge National Quality Award Foundation, and Director of the National Collegiate Athletic Association.  He also serves on the Board of Directors and the Audit Committees of Logility, Inc., Motorola, Inc., and Russell Corporation.

CLASS II – For Term Expiring 2006

Coleman H. Peterson	Director by Appointment Since May 3, 2004

Mr. Peterson, age 56, is President and CEO of Hollis Enterprises LLC, a human resources consulting firm founded in 2004 following his retirement from Wal-Mart Stores, Inc. as its Executive Vice President of the People Division.  During his 10-year tenure, Mr. Peterson was responsible for recruitment, retention and development of the world’s largest corporate work force.  Prior to his experience with Wal-Mart, Mr. Peterson spent 16 years with Venture Stores, with his last position as the Senior Vice President of Human Resources.  He holds master’s and bachelor’s degrees from Loyola University of Chicago.  He serves as a member of the Board of Directors and a member of the Compensation Committee for The Service Master Company.   He also serves on the Board of Directors for Knockout Holdings Inc. and sits on the Executive Committee of the NAACP, where he serves as Treasurer of the NAACP’s Special Contribution Fund.

REMAINING MEMBERS OF THE CURRENT BOARD

          The remaining members of the current Board, their experience and qualifications as Board members, the class in which they serve, and the expiration of their terms are as follows:

CLASS II - Term Expires April 2006

Thomas L. Hardeman	Director Since 1994

Mr. Hardeman, age 67, is President of BTTB Investments, a private investment company.  He served as Corporate Vice President of United Parcel Service from 1984 until his retirement in April 1994. He is the former Chairman of the Advisory Board for the Commercial Vehicle Safety Alliance, former board member of the Professional Truck Driver Institute of America, and served on the American Legislative Exchange Council and the State Government Affairs Council.

James L. Robo	Director Since 2002

Mr. Robo, age 42, is President of FPL Energy and Vice President of Corporate Development Strategy of FPL Group. FPL Group is a public company whose two main subsidiaries are Florida Power & Light and FPL Energy.  Mr. Robo joined the General Electric Company in 1992 and served as President and Chief Executive Officer of GE Mexico from 1997-1999. He was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1992 until February 2002. From 1984-1992 Mr. Robo worked for Mercer Management Consulting and served as Vice President from 1988-1992.  He graduated summa cum laude from Harvard College with a BA in European History and subsequently obtained his MBA from Harvard Business School in 1988.

CLASS III - Term Expires April 2007

John A. Cooper, Jr.	Director Since 1990

Mr. Cooper, age 66, is Chairman of the Board of Cooper Communities, Inc. (a private community development company). From 1997 to July 2003, Mr. Cooper served as Chief Executive Officer and President of Cooper Communities, Inc.

Wayne Garrison	Director Since 1981

Mr. Garrison, age 52, is Chairman of the Board and has held this title since 1995.  Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Bryan Hunt	Director Since 1991

Mr. Bryan Hunt, age 46, is President of Best Motor Company, Best Leasing Corporation and Progressive Finance Corporation (all private companies with operations in motor vehicle sales, leasing and financing).  He served as Assistant Secretary of the Company from October 1988 until May 2000.  Until his retirement from the Company in 1997, he served separate terms as the Company’s Treasurer and Chief Operating Officer of the Van Division.  Bryan Hunt is the son of J.B. Hunt and Johnelle D. Hunt.

DIRECTOR COMPENSATION

          The Company pays only independent, non-employee Directors for their services.  Directors who are also officers of the Company are not eligible to receive any of the compensation described below.

           At its meeting on July 22, 2004, the Executive Compensation Committee reviewed its current compensation package for its independent, non-employee Directors.  The services of an independent consultant were commissioned to survey board compensation practices in the industry and general marketplace. Based on the results reviewed by the Committee, it was determined that it would be in the best interest of the Company and its stockholders to implement modifications suggested by the consultant and initiate a stock-ownership requirement for its Directors. As such, effective immediately, Directors of the Company will be required to own three times their estimated annual compensation (approximately $74,000) in stock within a three-year period.  All members of the Board have satisfied this requirement, with the exception of Coleman H. Peterson, who was newly appointed to the Board in May 2004.  If elected, Mr. Peterson will have until May 2007 to satisfy the requirement.

          In calendar year 2004, compensation for independent, non-employee Directors, serving on the Board, was as follows:

•	an annual retainer of $50,000 paid in Company stock, cash or any combination thereof
•	$4,500 for each Board meeting attended
•	$1,500 for each Board Committee meeting attended
•	$3,000 to the chairman of each Committee for each Committee meeting attended
•	reimbursement of expenses to attend Board and Committee meetings

CORPORATE GOVERNANCE

Duties of the Board

          The Board of Directors has the responsibility to serve as the trustee for the stockholders.  It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  The Board, however, is not involved in day-to-day operating details.  Members of the Board are kept informed of the Company’s business through discussion with the Chairman, Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month, and by participating in Board and Committee meetings.

Corporate Governance Guidelines

          The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders.  The guidelines address, among other items, Director responsibilities, Board committees, and Director compensation.  We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, we continued to review our corporate governance policies and practices, the recently adopted and proposed corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the revised listing standards of the NASDAQ, the stock exchange on which our common stock is traded.  These documents are published on our website at www.jbhunt.com under the caption of “Who We Are”/“Investor Relations”/“Corporate Governance.”

Director Independence

          The Board has determined that no non-employee Director has a material relationship with the Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company) and all non-employee Directors meet the criteria for independence under the NASD listing standards. The Board has also determined that no member of the Audit Committee, Compensation Committee or Nominating Committee has any material relationship with the Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the NASD listing standards.

          The Board has selected John A. White to act as presiding Director of executive sessions to be held on a regular basis by non-employee, independent Directors.  This group of Directors met three times in executive session during calendar year 2004.  Dr. White presided as Chairman in each of these meetings.  It will remain standard practice of the Company to conduct these meetings either before or after each regularly scheduled Board meeting or on an as-needed basis.

BOARD MEETINGS

          All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board Committees on which they serve as well as the Annual Meeting.  Please refer to the Company’s “Director Attendance Policy,” published on the Company’s website at www.jbhunt.com under the caption “Who We Are”/“Investor Relations”/“Corporate Governance” for further details.

          The business of the Company is managed under the direction of the Board of Directors, who meet on a regularly scheduled basis during its calendar year to review significant developments affecting the Company and to act on matters which require Board approval.  Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings.  The Board of Directors held four regularly scheduled meetings and two telephonic meetings during the 2004 calendar year.  During this period all members of the Board participated in at least 75% of all meetings, including the Annual Meeting.

BOARD COMMITTEES

          For the calendar year ending December 31, 2004, the Board of Directors had the following committees:

•	Audit, comprised of Chairman, John A. White, James L. Robo and Leland E. Tollett

•	Executive Compensation, comprised of Chairman, John A. Cooper, Jr., Gene George (now retired), Thomas L. Hardeman and Coleman H. Peterson

•	Nominating and Corporate Governance, comprised of Chairman, Thomas L. Hardeman, John A. Cooper, Jr., and James L. Robo

          Members of the committees are appointed annually by the Board and serve until their successors are appointed or their earlier resignation or removal.

AUDIT COMMITTEE

          The Audit Committee functions are focused primarily on three areas:

(1)	the scope and adequacy of the Company’s internal controls and financial reporting processes and the reliability of the Company’s financial statements
(2)	the independence and performance of the Company’s independent auditors
(3)	the Company’s compliance with legal and regulatory requirements related to the filing and disclosure of quarterly and annual financial statements of the Company

          All members of the Audit Committee qualify as “independent” Directors under the regulations of the Sarbanes-Oxley Act and the NASD listing standards. The Board believes each member of the Audit Committee is knowledgeable and qualified to review financial statements.  In addition, the Board has determined that all members of the Audit Committee, qualify as “audit committee financial experts” within the meaning of the regulations of the SEC. The Audit Committee held seven regularly scheduled meetings in calendar year 2004.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

          In this context, the Committee met seven times and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company’s financial results.  The Committee has discussed significant accounting policies applied by the Company in its financial statements.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.  The Committee discussed with the independent auditor matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

          Additionally, the Committee has discussed with the independent auditor the auditor’s independence from the Company and its management, including the matters in written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Committee has concluded that the auditor is independent from the Company and its management.

          The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

J.B. Hunt Transport Services, Inc.
2004 Audit Committee Members
John A. White, Chairman
James L. Robo
Leland E. Tollett

EXECUTIVE COMPENSATION COMMITTEE

          The Executive Compensation Committee determines the compensation of senior management of the Company. The Executive Compensation Committee reviews annually the stock-incentive and benefit plans of the Company.  It evaluates and recommends to the Board of Directors, for their approval, base salaries and stock-option grants for the Chairman and Chief Executive Officer and all other “insiders” as defined in Section 16 of the Securities & Exchange Act of 1934. All members of the Committee are “outside/disinterested Directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for the purpose of administering the Company’s performance-based compensation plans. The Executive Compensation Committee met twice in calendar year 2004.

Executive Compensation Committee Interlocks and Insider Participation

          Messrs. Cooper, Hardeman and Peterson are non-employee, independent Directors of the Company and Mr. George was a non-employee, independent Director prior to his retirement.  None of the members of the Executive Compensation Committee was an officer or an employee of the Company during calendar year 2004.  No member of the Committee is a former officer of the Company or had any related-party transactions with the Company in calendar year 2004.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee

          Compensation of officers and senior executives of the Company is determined by the Executive Compensation Committee of the Board of Directors (the “Committee”).  The Committee, comprised entirely of non-employee, independent Directors, meets:

1)	to evaluate and approve the annual salary and bonus plan for executives
2)	to review annual goals and reward annual performance of executives
3)	to grant stock options pursuant to the Company’s stock option plan
4)	to establish and certify the achievement of performance goals under the Company’s Management Incentive Plan
5)

to evaluate and recommend to the Board of Directors for their approval, base salary and stock option grants for the Company’s Chairman and Chief Executive Officer and all other “insiders” as defined in Section 16 of the Securities & Exchange Act of 1934

6)	to review any other executive compensation. In 2003, the Committee retained the services of an independent consultant to review its executive compensation policies and practices.

          In 2004, the Committee reviewed the 2003 report and met to discuss current salaries, bonuses and other compensation of the officers and senior executives of the Company, including the Chairman, Chief Executive Officer and the Board of Directors.

General Compensation Policy

          The executive compensation package has three main components:

1)	base salary, which is reviewed annually
2)	performance-based bonuses that are directly tied to the Company’s earnings per share and are earned annually depending on the achievement of pre-established performance-based goals
3)	incentive awards

          This mix of compensation places more of total compensation at risk and emphasizes performance.

          The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs, are necessary for the attraction, motivation and retention of the highest caliber employees.

Base Salary

          Executives’ base salaries are based on the Company’s performance for the prior calendar year and upon a subjective evaluation of each executive’s contribution to that performance.  In evaluating overall Company performance, the primary focus is on the Company’s earnings per share.

Performance-Based Bonus

          Performance cash bonuses are paid quarterly to executives based on the Company’s earnings per share.  The amount of the bonus paid is a percentage of the executive’s salary.  The bonus increases as a percentage of base salary as the Company’s earnings per share improves.

Incentive Awards

          Incentive awards are made under the Company’s Management Incentive Plan.  As a person’s level of responsibility increases, a greater portion of potential total compensation opportunity is shifted from salary to performance-based incentives and to greater reliance on growing total return to stockholders through stock-based awards. This directly aligns the interest of management with stockholders.

Stock Ownership Guidelines

          To motivate the Company’s officers and senior management to emulate its stockholders, the Company strongly encourages them to own stock in the Company.  Stock ownership is defined as stock owned:

1) directly
2) through the Company’s 401(k) Employee Retirement Plan, and/or
3) through the Company’s Deferred Compensation Plan.

          In 1995, the Company implemented a program that set stock ownership goals for certain categories of officers and senior management, as shown below.

Position	Ownership Multiple of Base Salary

Chief Executive Officer	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents and Vice Presidents of Operations	2.75 times
Vice Presidents, Terminal Managers, and Directors of Operations	2 times

          The Committee has determined that as of January 31, 2005, all of the Company’s officers and members of senior management covered by these guidelines have met their ownership goals.

Chairman and Chief Executive Officer Compensation

          The Committee has attempted to set base salary and overall compensation for Messrs. Garrison and Thompson competitively with companies of similar size and aligned with companies in our respective industry.  The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

          Cash bonuses paid to Messrs. Garrison and Thompson in calendar year 2004 were determined by the previously mentioned formula relating bonuses to earnings per share.

          In calendar year 2004, in accordance with the Committee’s policy of aligning executive interest with the interests of stockholders, the Committee recommended, and the Board approved, a stock option grant of 50,000 shares to Mr. Thompson.  Mr. Thompson’s options will vest over a 10-year period in increments of 20% in 2012, 40% in 2013 and 40% in 2014.   No stock option grants were awarded to Mr. Garrison in calendar year 2004.

          Messrs. Garrison’s and Thompson’s cash compensation is comparable to other transportation company peers. After evaluating the independent consultant’s review of compensation practices and policies, the Committee recommended, and the Board approved, an increase in base salary for Mr. Thompson of $10,000 effective October 21, 2004.  No increase in base salary for Mr. Garrison occurred in calendar year 2004.  Both Messrs. Garrison and Thompson participate in the Company’s 401(k) Employee Retirement Plan.

2005 Performance-Based Compensation

          For calendar year 2005, the Company has established, and the Compensation Committee has approved, a cash bonus program for the above named executives and its senior management The amount of the bonus earned will be a percentage of the executive’s base salary and will increase by percentage of base salary in direct correlation to the Company’s increase in earnings per share.

Tax Deductibility

          The Company’s incentive bonus and stock incentive plans are designed to be performance-based plans as defined in the Internal Revenue Code.  Therefore, under Internal Revenue Code Section 162(m), compensation paid in 2004 under these plans is intended to be fully deductible, and it is our intention to continue to maximize deductibility to the extent practicable.

Our Conclusion

          We firmly believe that the quality and motivation of all of the Company’s employees, including its managers, make a significant difference in the Company’s long-term performance.  We also believe that stockholders directly benefit from compensation programs that:

•	reward superior performance
•	contain an appropriate downside risk element when performance falls short of clearly-defined standards
•	give appropriate administrative flexibility to achieve their objectives

          We believe that the Company’s management compensation program meets these requirements and will continue to be an important factor in driving the Company’s success.

J.B. Hunt Transport Services, Inc.
2004 Executive Compensation Committee Members
John A. Cooper, Jr., Chairman
Gene George (now retired)
Thomas L. Hardeman
Coleman H. Peterson

SUMMARY COMPENSATION

          The following table sets forth information concerning total compensation earned or paid by the Company or any of its subsidiaries to the Chairman (as one of the five highest-paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the three highest-paid executive officers of the Company for such period in all capacities in which they served.

	Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options/SARs (#) (3)	All Other Compensation ($) (4)

Wayne Garrison	2004	400,000	492,000	7,944	0	6,000
Chairman of the	2003	394,231	234,375	6,873	20,000	6,000
Board	2002	375,000	187,500	32,417	300,000	5,500
Kirk Thompson	2004	551,923	676,500	7,783	50,000	6,000
President and	2003	509,748	296,875	3,258	50,000	6,000
CEO	2002	453,846	225,000	5,395	80,000	5,499
Jerry Walton	2004	336,923	412,050	5,225	20,000	5,846
EVP, Finance/	2003	339,423	203,125	4,541	20,000	6,000
Administration and CFO	2002	325,000	162,500	4,571	30,000	6,000
Paul Bergant	2004	292,885	356,700	9,981	20,000	6,000
EVP, Marketing,	2003	292,692	175,000	8,049	20,000	6,000
CMO, President of Intermodal	2002	280,000	140,000	9,406	30,000	6,000
Craig Harper	2004	277,885	338,250	0	24,000	6,000
EVP, Operations,	2003	272,885	162,500	0	24,000	6,000
and COO	2002	251,538	125,000	0	40,000	5,297

(1)	All bonuses are reported in the year in which they are earned. Bonus and salary totals shown above may include amounts transferred into deferred compensation.

(2)	Calendar year 2004 amounts consist of:
	•	Wayne Garrison, $7,944 for professional fees.
	•	Kirk Thompson, $1,000 for professional fees, $2,289 for club dues, and $4,494 for personal use of the Company plane.
	•	Jerry Walton, $5,225 for club dues.
	•	Paul Bergant, $1,100 for professional fees, $7,115 for club dues, and $1,766 for personal use of the Company plane.
Calendar year 2003 amounts consist of:
	•	Wayne Garrison, $6,500 for professional fees and $373 for personal use of a Company vehicle.
	•	Kirk Thompson, $500 for professional fees, $1,621 for club dues and $1,137 for personal use of the Company plane.
	•	Jerry Walton, $4,541 for club dues.
	•	Paul Bergant, $765 for professional fees, $6,368 for club dues, and $916 for personal use of the Company plane.
Calendar year 2002 amounts consist of:
	•	Wayne Garrison, $10,217 for professional fees, $21,357 for personal use of the Company plane, and $843 for use of a Company car.
	•	Kirk Thompson, $350 for professional fees, $1,621 for club dues, and $3,424 for personal use of the Company plane.
	•	Jerry Walton, $4,571 for club dues.
	•	Paul Bergant, $765 for professional fees, $5,817 for club dues, and $2,824 for personal use of the Company plane.

(3)	There were no restricted stock awards or stock appreciation rights (SARs) granted in calendar years 2004, 2003 or 2002.
(4)	Includes matching contributions to the Company’s 401(k) retirement plan on behalf of each of the above named executives.

COMPENSATION UNDER MANAGEMENT INCENTIVE PLAN

          The Board of Directors believes it is in the best long-term interests of the stockholders of the Company to maintain a progressive stock-based incentive program in order to attract and retain officers, key employees and Directors and to encourage their greater financial investment in the Company.

          The Company’s Management Incentive Plan (the “Plan”) was originally adopted and approved by the Board of Directors on March 17, 1989, and subsequently approved by the stockholders on May 11, 1995.  Amendments to the Plan were approved by the stockholders on April 16, 1998, and April 20, 2000.  The Plan was adopted for the purpose of providing key employees the opportunity to acquire a proprietary interest in the Company through the purchase or awarding of shares of common stock or the awarding of SARs, share units or money credits, thereby more closely aligning management’s interests with that of the Company’s stockholders.  The term “key employee” is defined to include employees, officers, directors, consultants and independent contractors who render services which tend to materially contribute to the success of the Company.

          The Plan generally provides for the grant of stock options, restricted stock, SARs, share units or money credits which may be granted either alone or simultaneously in any combination.  In order to comply with the Omnibus Budget Reconciliation Act of 1993 and avoid the possible loss of future federal income tax deductions attributable to stock options and SARs granted under the Plan, the Board amended the Plan to set the maximum number of its shares of common stock that may be subject to stock options, restricted stock, SARs, share units or money credits, to an executive officer during any calendar year, as 2% of the total shares authorized for issuance under the Plan or its dollar equivalent at the share’s fair market value at date of grant.

          Under currently applicable provisions of the Internal Revenue Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Plan, nor will the Company be entitled to a tax deduction at that time.  Upon the exercise of a non-qualified option, the optionee will be deemed to have received compensation in an amount equal to the difference between the market price and exercise price of the shares received on the exercise date.  The Company will be allowed an income tax deduction equal to the excess of market value on the shares on the date of exercise over the cost of such shares to the optionee.

Option Grants During Calendar Year 2004

          This table shows all options to acquire shares of the common stock granted to the Chairman, President and CEO, and three highest-paid executives of the Company during the calendar year ended December 31, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (3)
	Individual Grants

	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted (%)	Option Price ($/Sh) (2)	Expiration Date

Name					5%	10%

Wayne Garrison	0	N/A	N/A	N/A	N/A	N/A
Kirk Thompson	50,000	6.44	40.73	10/21/15	1,446,606	3,773,872
Jerry Walton	20,000	2.58	40.73	10/21/12	388,935	931,567
Paul Bergant	20,000	2.58	40.73	10/21/11	331,624	772,825
Craig Harper	24,000	3.09	40.73	10/21/15	694,371	1,811,459

(1)	The above table reflects options only. The Company has no SARs or restricted stock at the present time.

(2)	These options were granted at an exercise price of $40.73 per share; which was the fair market value of the underlying shares on the date of grant.

(3)

Caution is recommended in interpreting the financial significance of these figures.  Potential realizable values are required to be based on the assumption that the Company’s common stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term.  The figures are not intended to forecast possible future appreciation, if any, of the price of common stock or establish a present value of the options.

Aggregated Option Exercises During Calendar Year 2004 and
Option Values on December 31, 2004

          This table shows all stock options exercised by the Chairman, the President and CEO, and the three highest paid executives of the Company during the calendar year ended December 31, 2004, and the number and value of options they held at calendar year end.

Name	Shares Acquired on Exercise (#) (1)	Value Realized ($) (2)	Number of Securities Underlying Unexercised Options at 12/31/04 (#) Exercisable/ Un-exercisable		Value of Unexercised In-the-Money Options at 12/31/04 ($) (3) Exercisable/ Un-exercisable

Wayne Garrison	276,000	6,490,560	0	E	0	E
			252,000	U	8,301,360	U
Kirk Thompson	120,424	3,008,204	0	E	0	E
			455,446	U	13,918,123	U
Jerry Walton	206,200	5,138,415	0	E	0	E
			181,000	U	5,469,050	U
Paul Bergant	81,870	2,388,871	0	E	0	E
			193,670	U	5,949,640	U
Craig Harper	49,886	1,353,850	0	E	0	E
			223,842	U	6,863,325	U

The above table reflects options only.  The Company has no SARs or restricted stock at the present time.

(1)

Either all or a portion of the shares acquired on exercise shown in the above table for Messrs. Garrison, Thompson, Walton and Harper were acquired through a cashless exercise.  Shares held by the individual for more than six months (mature shares) are tendered to the Company to pay the option price and tax withholdings.  Such a transaction allows an individual to increase ownership in Company stock without openly selling shares in the marketplace. Shares tendered to the Company are added back to the authorized shares under the Management Incentive Plan approved by the stockholders on April 20, 2000.

Shares tendered from the above transactions were as follows: Wayne Garrison, 150,929 shares; Kirk Thompson, 59,078 shares; Jerry Walton, 51,348 shares; and Craig Harper, 11,988 shares.

(2)	Values were earned over multiple year periods. Election to exercise an option in calendar year 2004 should not be interpreted to mean that all value was earned in the year the option was exercised.

(3)

Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock.  For purposes of this table, fair market value is deemed to be $44.85, which is the closing market price reported by NASDAQ on December 31, 2004.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

          The Nominating and Corporate Governance Committee develops and maintains the corporate governance policies of J.B. Hunt Transport Services, Inc. and assists the Company’s Board of Directors in:

(1)	identifying, screening and recruiting qualified individuals to become Board members
(2)	determining the composition of the Board and its Committees
(3)	assisting the Board in assessing the Board’s effectiveness

          All members of the Committee are qualified as non-employee, independent Directors as determined by the rules of the SEC and NASD listing standards. Further detail regarding qualifications and responsibilities is outlined in the Committee’s charter published on the Company’s website at www.jbhunt.com under the caption of “Who We Are”/ “Investor Relations”/ “Corporate Governance.”   The Committee met three times in 2004.

          The Nominating and Corporate Governance Committee guidelines outline the qualification the Committee looks for in a nominee.  Generally, the candidate should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements
•	the highest character and integrity and a reputation for working constructively with others
•	sufficient time to devote to meetings and consultation on Board matters
•	freedom from conflicts of interest that would interfere with performance as a Director
•	other desirable qualifications and experience as established by the Committee

          After assessing and considering prevailing business conditions of the Company, legal and listing standard requirements for Board composition, the size and composition of the current Board, and the skills and experience of current Board members, any of the Chairman, the Committee or any Board member may identify the need to add a Board member to meet specific criteria or to fill a vacancy on the Board.  The Committee identifies qualified Director nominees from among persons known to the members of the Committee, by reputation or otherwise, and through referrals from trusted sources, including senior management, existing Board members, stockholders and independent consultants hired for such purpose.  The Committee may request that senior officers of the Company assist the Committee in identifying and assessing prospective candidates who meet the criteria established by the Board.

          Candidates are evaluated based upon their qualifications or other relevant information, including a personal interview.  The Committee convenes a meeting and approves the candidates to be presented to the Board.  The Board considers the recommendations of the Committee and approves candidates for nomination.

CODES OF BUSINESS CONDUCT AND ETHICS

          The Board has adopted codes of business conduct and ethics that apply to all of the Company’s Directors, officers and employees.  The purpose of these codes is to focus our Directors and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty, and accountability.  These codes are published in their entirety on the Company’s website at www.jbhunt.com under the caption of “Who We Are”/“Investor Relations”/“Corporate Governance.”  The Company will post on its website any amendment to this code and any waivers of any provision of this code made for the benefit of any of our senior executive officers or Directors.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

          To abide by the new directives implemented by the Sarbanes-Oxley Act of 2002, the Company discontinued the funding of annual premium advances for the J.B. and Johnelle D. Hunt Life Insurance Trust in calendar year 2002.  Mr. and Mrs. J.B. Hunt personally guaranteed the premium advances and accrued interest thereon in the amount of $11,241,033, and on December 29, 2004, the J.B. and Johnelle D. Hunt Life Insurance Trust repaid that amount to the Company.

          Johnelle D. Hunt is the wife of founder and former Senior Chairman of the Board, J. B. Hunt, and Bryan Hunt is the son of J. B. and Johnelle D. Hunt.  There are no other family relationships among the foregoing Directors.

          J.B. and Johnelle D. Hunt were employees of the Company in calendar year 2004. Mr. Hunt received $382,211 in salary, $217,550 for professional services, and $3,054 for personal use of the Company airplane. Mr. Hunt retired from the Company on December 31, 2004, and will receive no compensation in 2005.  Mrs. Hunt received $100,000 in salary for her services as the Company’s Corporate Secretary.  She will continue to serve in 2005.

          A son-in-law of Mr. Thompson, President and Chief Executive Officer of the Company, was employed by the Company in calendar year 2004 and received calendar year 2004 compensation that exceeded $60,000.  He was employed in calendar year 2000, prior to becoming his son-in-law.

          In April 2004, the Company sold its aircraft hanger to Pinnacle Air Facilities LLC (Pinnacle) for $988,000. Mr. Hunt, founder and Senior Chairman of the Company, is a principal and director of Pinnacle.  Pursuant to the Charter of the Company’s Nominating and Corporate Governance Committee, the committee reviewed and approved the transaction and further secured a vote of approval from each independent, non-employee member of the board of directors.  Mr. Hunt retired from the Company on December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP

          Section 16 of the Securities and Exchange Act of 1934, as amended, requires each Director, officer, and any individual beneficially owning more than 10% of the Company’s common stock to file reports of holdings and transactions in J.B. Hunt Transport Services, Inc. with the SEC and NASDAQ within specified time frames.  These specified time frames were shortened by the SEC during 2003 and generally require the reporting of changes in ownership within two business days of the transaction.  To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made during 2004.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

          The authorized common stock of the Company consists of 100,000,000 shares at $.01 par value. As of the close of business on January 31, 2005, there were 81,029,821 shares outstanding held by 1,324 stockholders of record.  There are no other classes of capital stock of the Company authorized.

Holdings of Executive Officers and Directors

          The following table lists shares owned as of January 31, 2005, by each Director of the Company, by each named executive officer, by all officers and Directors as a group, and by all persons known to be the beneficial owner of more than five percent of the Company’s common stock.

Directors and Officers	Shares Owned (1)		Right to Acquire (2)	Percent of Outstanding Shares (3)

Paul Bergant	274,810		0	*
John A. Cooper, Jr.	29,330		0	*
Wayne Garrison	3,419,173		60,000	4.29
Thomas L. Hardeman	8,188		0	*
Craig Harper	89,675		0	*
Bryan Hunt	5,723		33,200	*
Johnelle D. Hunt	481,962	(4)	0	*
Coleman H. Peterson	1,384		0	*
James L. Robo	6,270		0	*
Kirk Thompson	222,887		0	*
Leland E. Tollett	6,146		0	*
Jerry W. Walton	204,670	(5)	0	*
John A. White	14,268		0	*
All executive officers and Directors as a group (20 persons)	5,059,075		217,280	6.51

*Less than one percent

Other Principal Stockholders

J.B. Hunt, LLC (4) (6)	16,420,758	20.27
807 W. Bowen
Fayetteville, Arkansas 72701
Barclay’s Global Investors, N.A. (7)	7,882,207	9.72
45 Fremont Street
San Francisco, California 94105
Putnam Investments (7)	4,161,931	5.13
One Post Office Square
Boston, Massachusetts 02109

(1)	Includes shares for which the named person:
• has sole voting and investment power
• has shared voting and investment power with a spouse, or
• holds shares in the Company’s 401(k) Employee Retirement Plan, and/or Deferred Compensation Plan, unless otherwise indicated in the footnotes

• Excludes shares that:
• are restricted stock holdings, or
• may be acquired through non-vested stock option exercises

(2)	Shares that can be acquired by exercise of stock options exercisable through February 28, 2005.

(3)	The percentages are based on shares that equal the outstanding shares of the Company as of January 31, 2005.

(4)	Includes shares owned by Mr. and Mrs. J. B. Hunt in family limited liability companies in which they are co-managers.

(5)	Includes 66,198 shares held in trusts in which Mr. Walton is designated as the trustee but claims no beneficial interest.

(6)	As reported on Form 4 reports filed with the SEC and on file as of December 31, 2004. J.B. and Johnelle Hunt are co-managers of this entity.

(7)	Statistics obtained from NASDAQ Corporate Services Network, Source: FactSet Research Systems, Inc. and Form 13Gs filed with the SEC.

PERFORMANCE GRAPH

          The following graph presents a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and NASDAQ Trucking Stocks (CRSP Transportation Index).  The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ motor freight and warehousing companies classified under SIC codes 4200-4299.  A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 1999, in Company common stock and in each of the indices.

Comparison of Five-Year Cumulative Total Return

J. B. Hunt Transport Services, Inc.
S&P 500
NASDAQ

Total Return for Index Dollars

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

J. B. Hunt	100.0	121.9	168.3	212.5	391.8	652.2
S&P 500	100.0	91.2	80.4	62.6	80.6	89.5
NASDAQ	100.0	110.3	152.2	173.4	224.3	314.4

PROPOSAL TWO

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

          The Board recommends your approval of an amendment to the Fifth Article of the Company’s Amended and Restated Articles of Incorporation to increase the number of total authorized shares of the Company’s common stock (the “Shares”) from 100,000,000 to 1,000,000,000.

          As of January 31, 2005, there were a total of 81,029,821 Shares issued and outstanding.

          The Board approved a two-for-one stock split with a payable date of August 29, 2003.  Upon completion of this stock split, a total of 80,026,986 Shares were issued and outstanding.  At January 31, 2005, a total of 18,970,179 Shares were available for future issuance.  The Shares remaining available for issuance would not be adequate for another two-for-one split if the Board thought it was advisable.

          The proposed increase ensures that an adequate supply of authorized unissued Shares are available for general corporate needs, such as future stock dividends, options, or splits, raising additional capital or financing acquisitions.  The additional Shares proposed to be authorized would be available for issuance without further action by the stockholders, unless required by the Company’s Restated and Amended Articles of Incorporation, Bylaws, applicable law or NASD rules.

          The Board has the authority to issue Shares on any terms it deems appropriate, subject to applicable law.  Issuance of additional Shares may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing stockholders.  However, until the Board determines the specific use and price for the Shares that may be issued, the actual effect on the holders of the presently issued Shares cannot be ascertained.  Similarly, the tax impact, if any, on the Company and existing stockholders cannot be determined until such actions are taken.

          Under certain circumstances, the Company could use the additional unissued Shares to create impediments for persons seeking to acquire control of the Company.  However, the proposed increase in the Shares is not designed to deter or prevent a change of control.

          The Board has unanimously adopted resolutions setting forth the proposed amendment to the Restated and Amended Articles of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting.  If approved by the stockholders, the amendment will become effective upon filing an appropriate certificate of amendment with the Arkansas Secretary of State.

Voting on the Amendment

          If a quorum is present at the Annual Meeting, approval of the amendment requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote with respect to the amendment.  Proxies marked to abstain from voting with respect to the amendment will have the effect of proxies voted against the amendment.

The Board of Directors Recommends a Vote FOR Proposal Two

PROPOSAL THREE

TO AMEND THE COMPANY’S MANAGEMENT INCENTIVE PLAN

          The stockholders of the Company are requested to approve an amendment to the Management Incentive Plan (previously defined as the “Plan”) to increase the number of shares reserved for issuance from 17,000,000 to 22,000,000, which has been approved by the Compensation Committee and the Board of Directors.

Purpose of the Amendment

          The Plan currently provides an aggregate of 17,000,000 shares of common stock to be available for options and awards under the Plan.  As of December 31, 2004, approximately 1,000,000 shares were remaining for future grants.  Approximately 225 persons are currently participating in the Plan.  Although the Company has not determined who the future recipients of awards under the Plan will be, their positions, or the number of options that may be granted, the Company believes that the number of shares of common stock reserved by the Plan are not adequate to meet the ongoing purpose of the Plan.

          The amendment would increase the maximum amount of shares authorized for issuance under the Plan to 22,000,000.

          The following table provides a summary of share activity in the Company’s Management Incentive Plan from inception in 1989 to date.

Management Incentive Plan – Historical Share Activity

Transaction	Date	Number of Shares	Cumulative Number of Shares

Shares approved by the Board of Directors	March 17, 1989	2,000,000	2,000,000
Three-for-two stock split	March 13, 1992	+ 1,000,000	3,000,000
Additional shares approved by stockholders	May 11, 1995	+ 2,000,000	5,000,000
Additional shares approved by stockholders	April 16, 1998	+ 1,500,000	6,500,000
Additional shares approved by stockholders	April 20, 2000	+2,000,000	8,500,000
Two-for-one stock split	August 29, 2003	+ 8,500,000	17,000,000
Request to stockholders for approval of additional shares to the Plan	April 21, 2005	+ 5,000,000	22,000,000

          Reference to the Plan’s general terms and purpose are further described on page 17 of this document.

Voting on the Amendment

          If a quorum is present at the Annual Meeting, approval of the amendment requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote with respect to the amendment.  Proxies marked to abstain from voting with respect to the amendment will have the effect of proxies voted against the amendment.

The Board of Directors Recommends a Vote FOR Proposal Three

INDEPENDENT AUDITORS

          KPMG LLP has served as the Company’s independent auditors since its appointment in 1982.  Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions.  The auditors will also have the opportunity to make a statement, if they desire to do so.

Audit and Non-Audit Fees

          The following table represents fees paid for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004, and December 31, 2003.

	2004	2003

Audit fees (1)	$1,012,440	$410,077
Audit-related fees (2)	$27,828	$26,888
Tax fees (3)	$346,792	$223,058
All other fees (4)	—	—

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings.
(3)	Tax fees consisted principally of assistance with tax compliance and reporting.
(4)	KPMG LLP did not bill the Company for any non-audit services in calendar years 2004 and 2003.

Policy on Audit Committee Pre-Approval of Audit and
 Permissible Non-Audit Services of Independent Auditor

          The Audit Committee has the responsibility of appointing, setting compensation and overseeing the work of the independent auditor, and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

          Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services, and consultation regarding financial accounting and/or reporting standards.

(2)

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

(4)	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

          Prior to the engagement, the Audit Committee pre-approves these services by category of service.  The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee required specific pre-approval before engaging the independent auditor.

          The Audit Committee may delegate pre-approval authority to one or more of its members.  The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

Expenses Related to Sarbanes-Oxley Compliance

          The Company remains proactive in its approach to implementing and adhering to the regulations imposed by the Sarbanes-Oxley Act of 2002.  As such, the Company incurred a substantial amount of additional expense due to the increase in legal, accounting, insurance, Board and Committee fees. For calendar year 2003, the Company incurred $1.8 million in additional expense. It is estimated that the Company has incurred additional expense of $2.2 million in calendar year 2004.  It is anticipated that at least $1.0 million of these expenses will continue to recur each year.

SUBMISSION OF STOCKHOLDER PROPOSALS

          In order for a proposal by a stockholder to be presented at an Annual Meeting of the Company’s stockholders, the proposal must be included in the related Proxy Statement and proxy form.  For a stockholder proposal to be included in the Proxy Statement and proxy form for the Annual Meeting of Stockholders in 2006, the proposal must: 1) be received by the Company at its home office, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Johnelle D. Hunt, Secretary, on or before November 4, 2005, and 2) concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, including the Company’s Bylaws and Rule 14a-8 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

          The Company files reports, Proxy Statements, and other information with the SEC.  You can read and copy these reports, Proxy Statements, and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street N.W., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED
TO VOTE BY TELEPHONE, MAIL OR INTERNET.

IF YOU VOTE BY TELEPHONE OR THE INTERNET,
DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors
JOHNELLE D. HUNT
Secretary

PROXY

This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745

Your vote is important.  Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/jbht		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

☒	Please mark your vote as in this sample

          The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held on April 21, 2005, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

1.	Election of Directors	Nominee	Vote For	Withhold Authority
		Johnelle D. Hunt	☐	☐
		Kirk Thompson	☐	☐
		Leland E. Tollett	☐	☐
		John A. White	☐	☐
		Coleman H. Peterson	☐	☐

                    I wish to vote FOR all of the foregoing nominees      ☐

2.	To approve an amendment to the Company’s articles of	FOR	AGAINST	ABSTAIN
incorporation to increase the number of authorized shares
	of common stock	______	______	______

3.	To amend the Company’s Management Incentive Plan	______	______	______

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE:  Please mark, sign, date and promptly return this proxy card in the enclosed envelope.  Please sign exactly as your name(s) appear(s) above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.

Signature_______________________	Date:_________	Signature_______________________	Date_________

______ Change of Address/Comments on Reverse Side

J.B. HUNT TRANSPORT SERVICES, INC.

Dear Stockholder:

Stockholders of J.B. Hunt Transport Services, Inc. can now take advantage of several new services available through our transfer agent, EquiServe Trust Company, N.A.  These services include:

Electronic Delivery of proxy materials

To take advantage of the opportunity to receive future copies of the Annual Report and Proxy Statement via the Internet, please sign-up at www.econsent.com/jbht

By enrolling in eDelivery, you will receive an e-mail notification when future annual reports and proxy statements become available.  You will be able to view these documents via the Internet and then vote your shares via the Internet.

Vote by Internet

Stockholders may now vote their shares via the Internet by following the directions on the reverse side of this card.  Votes may be cast by Internet up until 11:59 p.m. on the day before the Annual Meeting

Internet Account Access

Stockholders may now access their accounts on-line at www.equiserve.com.
Among the services offered through Account Access, certificates histories can be viewed, address changes requested and tax identification numbers certified.

Transfer Agent Contact Information

EquiServe Trust Company, N.A.	Telephone Domestic:	877-282-1168
Attn: Shareholder Relations	Telephone Foreign:	816-843-4299
PO Box 219045	TDD/TTY for Hearing Impaired:	800-952-9245
Kansas City, MO 64121-9045

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.  The Proxy Committee cannot vote your shares unless you sign and return this card.